As filed with the Securities and Exchange Commission on April 10, 2009.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20548

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNITIL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New Hampshire	02-0381573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6 Liberty Lane West,

Hampton, New Hampshire 03842-1720

(603) 772-0775

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark H. Collin

Senior Vice President, Chief Financial Officer and Treasurer

UNITIL CORPORATION

6 Liberty Lane West

Hampton, New Hampshire 03842-1720

(603) 772-0775

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Sheri E. Bloomberg, Esq.

DEWEY & LEBOEUF LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 259-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

(continued on next page)

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(1) (2)
COMMON STOCK, NO PAR VALUE	1,270,000 SHARES	$20.045	$25,457,150.00	$1,420.51

(1)	Does not include 1,730,000 shares of unsold common stock, no par value, of Unitil Corporation covered by Registration Statement No. 333-152823 that are being carried over to this registration statement. Also does not include the registration fee of $1,822.78 that was previously paid with respect to such securities.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock as reported by the New York Stock Exchange on April 8, 2009, which date is within five (5) business days of the filing hereof.

Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the prospectus contained in this registration statement also relates to 1,730,000 shares of unsold common stock, no par value, covered by the registration statement on Form S-3 (Registration No. 333-152823) of Unitil Corporation that are being carried forward in connection with this registration statement. In the event that any of such previously registered common stock is offered prior to the effective date of this registration statement, the amount of such common stock will not be included in any prospectus hereunder. The amount of common stock being registered pursuant to this registration statement, together with the remaining common stock registered under Registration Statement No. 333-152823, represents the maximum amount of common stock that the registrant expects to offer for sale.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We cannot sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 10, 2009

PROSPECTUS	Registration No. and 333-152823

3,000,000 Shares

Common Stock

By this prospectus, Unitil Corporation may offer from time to time, in one or more offerings, up to 3,000,000 shares of its common stock.

We will provide the specific terms of any offering in supplements to this prospectus. We can only use this prospectus to offer and sell our common stock by also including a prospectus supplement relating to that offer and sale.

We may sell the common stock directly to you, through agents that we select or through underwriters and dealers that we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

Investing in our common stock involves risks. Please see the section entitled Risk Factors beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the common stock described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the common stock that we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled Where You Can Find More Information.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, agent, or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is accurate as of its date. Therefore, before you invest in our common stock, you should carefully read this prospectus and any prospectus supplement relating to the common stock offered to you together with the additional information described in the section entitled Where You Can Find More Information.

In this prospectus, the “company,” “Unitil,” “we,” “us,” and “our” refer to Unitil Corporation and its subsidiaries, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

This prospectus is part of a registration statement that we filed with the SEC on Form S-3. This prospectus does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. You may refer to the registration statement and the exhibits for more information about the securities and us. You may inspect the registration statement and exhibits without charge at the SEC’s public reference room or at the SEC’s website.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is complete. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2009, February 6, 2009, March 19, 2009, and March 26, 2009; and

•	the description of our common stock, no par value, contained in the registration statement on Form 8-A/A filed with the SEC on August 13, 2008.

You may request a copy of any of these documents at no cost (other than an exhibit to the filing unless we have specifically incorporated that exhibit by reference into the filing) by writing or telephoning us at the following address:

Shareholder Relations

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842-1720

Telephone (800) 999-6501

http://www.unitil.com

Additionally, we incorporate by reference the following documents into this prospectus, as filed in our Registration Statement on Form S-3 (Registration No. 333-152823):

•	the Unaudited Condensed Financial Statements of Northern Utilities, Inc. as of and for the Nine Months Ended September 30, 2008 and 2007;

•

the Financial Statements of Northern Utilities, Inc. as of December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005 together with Independent Registered Public Accounting Firm’s Report;

•	the Unaudited Condensed Financial Statements of Granite State Gas Transmission, Inc. as of and for the Nine Months Ended September 30, 2008 and 2007; and

•

the Financial Statements (Restated) of Granite State Gas Transmission, Inc. as of December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005 together with Independent Registered Public Accounting Firm’s Report.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference into this prospectus contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference into this prospectus, including, without limitation, statements regarding the financial position, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These statements include declarations regarding our or our management’s beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or

“continue” or the negative of such terms or other comparable terminology. These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include those referred to in the section entitled Risk Factors and the following:

•

our ability to complete the integration of the business, operations and personnel of Northern Utilities, Inc. (“Northern Utilities”) and Granite State Gas Transmission, Inc. (“Granite State”) and to achieve the estimated potential synergy savings attributable to the Acquisitions (as defined below);

•	our ability to retain existing customers and gain new customers;

•	variations in weather;

•	major storms;

•	changes in the regulatory environment;

•	customers’ preferences on energy sources;

•	interest rate fluctuation and credit market concerns;

•

general economic conditions, including recent distress in the financial markets that has had an adverse impact on the availability of credit and liquidity resources generally and could jeopardize certain of our counterparty obligations, including those of our insurers and financial institutions;

•	fluctuations in supply, demand, transmission capacity and prices for energy commodities;

•	increased competition; and

•	customers’ performance under multi-year energy brokering contracts.

Many of these risks are beyond our control. Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

OUR COMPANY

We are a public utility holding company headquartered in Hampton, New Hampshire. We are subject to regulation as a holding company system by the Federal Energy Regulatory Commission (the “FERC”) under the Energy Policy Act of 2005.

Our principal business is the local distribution of electricity and natural gas throughout our service territory in the states of New Hampshire, Massachusetts and Maine. We are the parent company of three wholly owned distribution utilities: (i) Unitil Energy Systems, Inc. (“Unitil Energy”), which provides electric service in the southeastern seacoast and state capital regions of New Hampshire, including the city of Concord, New Hampshire; (ii) Fitchburg Gas and Electric Light Company (“Fitchburg”), which provides both electric and natural gas service in the greater Fitchburg area of north central Massachusetts; and (iii) Northern Utilities, which provides natural gas service in southeastern New Hampshire, including the city of Portsmouth, and portions of southern and central Maine, including the city of Portland. In addition, we are the parent company of Granite State, an interstate natural gas transmission pipeline company that principally provides interstate natural gas pipeline access and transportation services to Northern Utilities in its New Hampshire and Maine service territory.

Our distribution utilities serve approximately 100,300 electric customers and 69,300 natural gas customers in their service territory. Our distribution utilities are local “pipes and wires” operating companies and, combined with Granite State, had an investment in Net Utility Plant of $422.8 million at December 31, 2008. We do not own or operate electric generating facilities or major transmission facilities and substantially all of our utility assets are dedicated to the local delivery of electricity and natural gas to our customers. Our total revenue was $288.2 million in 2008, which includes revenue to recover the cost of purchased electricity and natural gas in rates on a fully reconciling basis. As a result of this reconciling rate structure, our earnings are not affected by changes in the cost of purchased electricity and natural gas. Earnings applicable to common shareholders for 2008 were $9.6 million. Substantially all of our revenue and earnings are derived from regulated utility operations. Our consolidated operating results for 2008 reflect one month of financial activity for Northern Utilities and Granite State, which we acquired on December 1, 2008.

Our business strategy is to be a leader in the reliable and cost effective management of a growing level of local electric and natural gas distribution assets. Our growth initiatives include evaluation of organic growth opportunities as well as strategic acquisitions. As part of our growth strategy, on December 1, 2008, we purchased (i) all of the outstanding capital stock of Northern Utilities from Bay State Gas Company (“Bay State”) and (ii) all of the outstanding capital stock of Granite State from NiSource Inc. (“NiSource”) pursuant to the Stock Purchase Agreement dated as of February 15, 2008 by and among NiSource, Bay State and us. Bay State is a wholly owned subsidiary of NiSource. We refer to these transactions as the “Acquisitions.” The aggregate purchase price for the Acquisitions was $160 million in cash, plus an additional working capital adjustment of $49.2 million, including approximately $30.0 million of natural gas storage inventory. To finance the Acquisitions and recapitalize Northern Utilities and Granite State, we issued additional equity and debt.

A fifth wholly owned subsidiary, Unitil Power Corp. (“Unitil Power”), formerly functioned as the full requirements wholesale power supply provider for Unitil Energy. In connection with the implementation of electric industry restructuring in New Hampshire, Unitil Power ceased being the wholesale supplier of Unitil Energy on May 1, 2003 and divested of substantially all of its long-term power supply contracts through the sale of the entitlements to the electricity associated with those contracts.

We also have three other wholly owned subsidiaries:   Unitil Service Corp. (“Unitil Service”); Unitil Realty Corp. (“Unitil Realty”); and Unitil Resources, Inc. (“Unitil Resources”). Unitil Service provides, at cost, a variety of administrative and professional services, including regulatory, financial, accounting, human resources, engineering, operations, technology and energy supply management services on a centralized basis to its affiliated Unitil companies. Unitil Realty owns and manages our corporate office in Hampton, New Hampshire. Unitil Resources is our wholly owned non-regulated subsidiary. Usource, Inc. and Usource L.L.C. (collectively, “Usource”) are indirect subsidiaries that are wholly owned by Unitil Resources. Usource provides energy brokering and advisory services to large commercial and industrial customers in the northeastern United States.

RISK FACTORS

Investing in our common stock involve risks. You should carefully consider the risks described in our filings with the SEC referred to in the section entitled Where You Can Find More Information and in the section entitled Cautionary Statement about Forward-Looking Statements, as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2008 contains a discussion of significant risks in the section entitled Risk Factors, which could be relevant to your investment in our common stock. Subsequent filings with the SEC may contain amended and updated discussions of significant risks.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we intend to use the net proceeds that we receive from the sale of the common stock covered by this prospectus for general corporate purposes, including repayment of debt, acquisitions, capital expenditures and working capital.

The actual application of proceeds that we receive from the sale of any particular offering of common stock using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes general terms that apply to our common stock. Because this is only a description, it does not contain all of the information that may be important to you. This summary is subject to and qualified in its entirety by reference to our Articles of Incorporation, Articles of Amendment to the Articles of Incorporation and By-Laws. See the section entitled Where You Can Find More Information.

Authorized and Outstanding Shares

Our authorized capital stock consists of 16,000,000 shares of common stock, no par value. As of April 8, 2009, 8,105,729 shares of common stock were outstanding and our subsidiaries, Unitil Energy and Fitchburg, have preferred stock outstanding. Unitil Corporation is not authorized to issue any shares of preferred stock. All of the common stock outstanding is fully paid and nonassessable.

After giving effect to the equity offerings described in this prospectus, approximately 4,443,644 shares of common stock will be available for issuance under our Articles of Incorporation, excluding 450,627 shares reserved for issuance pursuant to our Dividend Reinvestment Plan, our Tax Deferred Savings and Investment Plan, our Restricted Stock Plan, and our 1998 Stock Option Plan. Except in connection with these offerings, our Board of Directors has no immediate plans, intentions, or commitments to issue additional shares of common stock for any purpose, including, without limitation, rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of us (collectively referred to as “change in control transactions”). However, the availability of authorized shares of common stock could render more difficult, discourage, or delay a change in control transaction, which may adversely affect the ability of our shareholders to obtain a premium for their shares of common stock. Our Board of Directors is not aware of any pending or proposed change in control transactions.

We will not seek shareholder authorization for issuances of additional authorized shares of common stock unless deemed advisable by our Board of Directors or required by law, rule, or regulation. In some instances, the SEC or stock exchanges or over-the-counter markets on which our securities may then be listed may need to approve such issuances.

Dividend Rights

Holders of our common stock are entitled to those dividends as may be declared from time to time by our Board of Directors. We may pay dividends on our common stock from any funds, property or shares legally available for this purpose.

Voting Rights and Cumulative Voting

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of the holders of our common stock. Holders of common stock do not have cumulative voting rights.

Preemptive Rights

The holders of our common stock have no preemptive rights to purchase additional shares of common stock or any other of our securities.

Liquidation Rights

In the event that we are liquidated, after payment of our debts and liabilities, the holders of our common stock are entitled to share equally in the balance of our remaining assets, if any.

Transfer Agent and Registrar

Computershare Trust Company, N.A. serves as the transfer agent and registrar of our common stock.

Staggered Board of Directors

Our By-Laws provide for a Board of Directors of between nine and fifteen directors divided into three classes, each class being as nearly equal in number as possible, and each with their respective terms of office arranged so that the term of office of one class expires in each year, at which time a corresponding number of directors is elected for a term of three years. We currently have eleven directors.

Our staggered Board of Directors may delay, deter or prevent a tender offer or takeover attempt that a holder of shares of our common stock might consider is in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares of our common stock.

PLAN OF DISTRIBUTION

We may sell our common stock to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of our common stock may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of our common stock and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any discounts or concessions allowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of our common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase our offered common stock will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such common stock, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or other persons acting as agents for us to solicit offers by certain institutions to purchase our common stock from us, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered common stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of our common stock, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such common stock.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the shares of common stock to be sold in the offering will be passed upon for us by Gary Epler, our Chief Regulatory Counsel. As of April 8, 2009, Mr. Epler beneficially owned approximately 3,080 shares of our common stock.

EXPERTS

The financial statements of Unitil Corporation as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Vitale, Caturano & Company, P.C., independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Northern Utilities as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, incorporated by reference in this prospectus contained in Registration Statement No. 333-152823, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report accompanying such financial statements (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.”). Such financial statements have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Granite State as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, incorporated by reference in this prospectus contained in Registration Statement No. 333-152823, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report accompanying such financial statements (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to the adoption of FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” and the restatement of the financial statements discussed in Note 11). Such financial statements have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the sale and distribution of the common stock offered by this prospectus, other than underwriting discounts and commissions (all of which are to be paid by the Registrant). All amounts shown are estimates except for the SEC registration fee and the New York Stock Exchange listing fee.

SEC Registration Fee	$1,420.51
Legal Fees and Expenses	300,000.00
Accounting Fees and Expenses	90,000.00
Transfer Agent and Registrar Fees and Expenses	5,000.00
Printing, Engraving and Mailing Expenses	100,000.00
New York Stock Exchange Listing Fee	6,096.00
Financial Industry Regulatory Authority Filing Fee	3,046.00
Miscellaneous	10,000.00

Total	$515,562.51

ITEM 15. Indemnification of Directors and Officers.

The Registrant is organized under the laws of the State of New Hampshire. The New Hampshire Business Corporation Act (“NHBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence, (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s Articles of Incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its Articles of Incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under the NHBCA.

Article X of the Registrant’s By-Laws provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the person’s having served as, or by reason of the person’s alleged acts or omissions while serving as a director, officer, employee or agent of the Registrant, or while serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement or otherwise actually and reasonably incurred by such person in connection with the action, suit or proceeding, if the person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, said indemnification to be to the full extent permitted by law under the circumstances, including, without limitation, by all applicable provisions of the NHBCA. Any indemnification under Article X shall be made by the Registrant with respect to directors or other persons after a determination that the person to be indemnified has met the standards of conduct set forth in the NHBCA, such determination to be made by the Board of Directors, by majority vote of a quorum, or by other persons authorized to make such a determination under the NHBCA.

The right of indemnification arising under Article X was adopted for the purpose of inducing persons to serve and to continue to serve the Registrant without concern that their service may expose them to personal financial harm. It is to be broadly construed, applied and implemented in light of that purpose. It is not to be exclusive of any other right to which any such person is entitled under any agreement, vote of the stockholders or the Board of Directors, statute, or as a matter of law, or otherwise, nor is it to be construed to limit or confine in any respect the power of the Board of Directors to grant indemnity pursuant to any applicable statutes or laws of the State of New Hampshire. The provisions of Article X are separable, and, if any provision or portion thereof is for any reason held inapplicable, illegal or ineffective, such holding will not affect any other right of indemnification existing under Article X or otherwise. As used in Article X, the term “person” includes heirs, executors, administrators or other legal representatives. As used in Article X, the terms “director” and “officer” include persons elected or appointed as officers by the Board of Directors, persons elected as directors by the stockholders or by the Board of Directors, and persons who serve by vote or at the request of the Registrant as directors, officers or trustees of another organization in which the Registrant has any direct or indirect interest as a shareholder, creditor or otherwise.

Article X of the Registrant’s By-Laws also allows the Registrant to purchase and maintain insurance on behalf of any person who was or is a director, officer or employee of the Registrant or any of its subsidiaries, or who was or is serving at the request of the Registrant as a fiduciary of any employee benefit plan of the Registrant or any subsidiary, against any liability asserted against, and incurred by, such person in any such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the NHBCA. The obligation to indemnify and reimburse such person under the Registrant’s By-Laws, if applicable, will be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

ITEM 16. Exhibits.

Exhibit No.	Description of Exhibit	Reference
1.1	Underwriting Agreement	To be filed by amendment or on a subsequent Form 8-K.

4.1	Articles of Incorporation of Unitil Corporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-14, No. 2-93769.

4.2	Articles of Amendment to the Articles of Incorporation of Unitil Corporation	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

4.3	Articles of Amendment to the Articles of Incorporation of Unitil Corporation	Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3/A, No. 333-152823.

4.4	By-Laws of Unitil Corporation	Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8, No. 333-73327.

5.1	Opinion of Gary Epler	Filed herewith.

23.1	Consent of Gary Epler	Included in Exhibit 5.1.

23.2	Consent of Vitale, Caturano & Company, P.C.	Filed herewith.

23.3	Consent of Deloitte & Touche LLP	Filed herewith.

23.4	Consent of Deloitte & Touche LLP	Filed herewith.

24.1	Powers of Attorney	See pages II-6 and II-7.

ITEM 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Schoenberger and Mark H. Collin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement and any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hampton, State of New Hampshire, on this 10th day of April, 2009.

UNITIL CORPORATION (Registrant)

By:	/s/ MARK. H. COLLIN
Name:	Mark H. Collin
Title:	Senior Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT G. SCHOENBERGER Robert G. Schoenberger	Director, Chairman of the Board, Chief Executive Officer and President	April 10, 2009

/s/ MARK H. COLLIN Mark H. Collin	Senior Vice President, Chief Financial Officer and Treasurer	April 10, 2009

/s/ LAURENCE M. BROCK Laurence M. Brock	Controller and Chief Accounting Officer	April 10, 2009

/s/ WILLIAM D. ADAMS William D. Adams	Director	April 7, 2009

/s/ DR. ROBERT V. ANTONUCCI Dr. Robert V. Antonucci	Director	April 7, 2009

Signature	Title	Date

/s/ DAVID P. BROWNELL David P. Brownell	Director	April 6, 2009

/s/ MICHAEL J. DALTON Michael J. Dalton	Director	April 10, 2009

/s/ ALBERT H. ELFNER, III Albert H. Elfner, III	Director	April 8, 2009

Edward F. Godfrey	Director

/s/ MICHAEL B. GREEN Michael B. Green	Director	April 10, 2009

/s/ EBEN S. MOULTON Eben S. Moulton	Director	April 10, 2009

/s/ M. BRIAN O’SHAUGHNESSY M. Brian O’Shaughnessy	Director	April 10, 2009

/s/ DR. SARAH P. VOLL Dr. Sarah P. Voll	Director	April 10, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Reference
1.1	Underwriting Agreement	To be filed by amendment or on a subsequent Form 8-K.

4.1	Articles of Incorporation of Unitil Corporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-14, No. 2-93769.

4.2	Articles of Amendment to the Articles of Incorporation of Unitil Corporation	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

4.3	Articles of Amendment to the Articles of Incorporation of Unitil Corporation	Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3/A, No. 333-152823.

4.4	By-Laws of Unitil Corporation	Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8, No. 333-73327.

5.1	Opinion of Gary Epler	Filed herewith.

23.1	Consent of Gary Epler	Included in Exhibit 5.1.

23.2	Consent of Vitale, Caturano & Company, P.C.	Filed herewith.

23.3	Consent of Deloitte & Touche LLP	Filed herewith.

23.4	Consent of Deloitte & Touche LLP	Filed herewith.

24.1	Powers of Attorney	See pages II-6 and II-7.